Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

One Liberty Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1:  Newly Registered and Carry Forward Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Carry Forward Securities
Equity(1)	Common stock, par value $1.00 per share	415(a)(6)	(3)					S-3	333-237241	August 13, 2020
Equity(1)	Preferred stock, par value $1.00 per share	415(a)(6)	(3)					S-3	333-237241	August 13, 2020
Other(1)	Warrants	415(a)(6)	(3)					S-3	333-237241	August 13, 2020	_
Other(1)	Subscription Rights	415(a)(6)	(3)					S-3	333-237241	August 13, 2020
Unallocated (Universal) Shelf		415(a)(6)	(3)		$245,936,398 (3)			S-3	333-237241	August 13, 2020	$6,490

Total Offering Amounts					$245,936,398 (3)
Total Fees Previously Paid					_	_	_
Total Fee Offsets					_	_
Net Fee Due							$0

(1)	Represents securities that may be offered and sold from time-to-time in one or more offering by the Registrant.

(2)
This registration statement covers an indeterminate amount and number of securities of each identified class of securities up to a proposed maximum aggregate offering price of $245,936,398, which may be offered from time to time in unspecified numbers and indeterminate prices, and as may be issued upon conversion, exchange, or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.  Separate consideration may or may not be received for securities that are issuable on conversion, redemption, repurchase or exchange of other securities.  Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of securities that may become issuable as a result of stock splits, stock dividends or similar transactions relating to the securities registered hereunder.

(3)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement consists entirely of $245,936,398 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-237241), which was originally filed on March 17, 2020 and declared effective on August 13, 2020 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant registered the sale of an aggregate of $250,000,000 of securities, of which $245,936,398 were unsold. The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.